Exhibit 10.20.1
Execution Version
AMENDMENT NO. 1 TO THE
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
PVF HOLDINGS LLC
     This Amendment No. 1 (this “Amendment”) to the Amended and Restated Limited Liability Company Agreement of PVF Holdings LLC (the “Company”) dated October 31, 2007 (the “Agreement”) is entered into and effective as of December 18, 2007, by and among the GSCP Members.
WITNESSETH
     WHEREAS, pursuant to Section 14.12 of the Agreement, the amendments set forth herein may be made with the written approval of the Members holding a majority of the then outstanding Common Units (which majority must include the GSCP Members); and
     WHEREAS, the GSCP Members, who, as of the date hereof hold in the aggregate a majority of the outstanding Common Units, wish to amend the Agreement as set forth herein.
     NOW, THEREFORE, in consideration of the foregoing, the GSCP Members hereby agree as follows:
1. Amendments.
     1.1. Section 5.1(e) of the Agreement is hereby amended by adding the following at the beginning of such subsection:
Except as may otherwise be provided in a Member’s subscription agreement with respect to his, her or its Interests,
     1.2. ARTICLE VI of the Agreement is hereby amended to add a new Section 6.5 as follows:
Section 6.5 Midfield Members.
     (a) Notwithstanding the provisions of Section 6.3, each Midfield Member shall be required to contribute cash to the Company in an amount equal to the amount of United States Dollars set forth under the heading “Deferred Capital Contribution” on Schedule A, as adjusted pursuant to this Section 6.5(a). Beginning on the date such Midfield Member is admitted as a Member of the Company, interest shall accrue on his or her outstanding Deferred Capital Contribution at a rate of 3.88% per annum, compounded annually on each anniversary of the date such Midfield Member is admitted as Member of the Company and calculated on the basis of a three hundred sixty-five (365) day-year or three hundred sixty-six (366) day-year, as applicable, applied to the actual number of days such Deferred Capital Contribution is outstanding (with respect to each Midfield Member, the sum of (x) his or her Deferred Capital Contribution and (y) any accrued interest, such Midfield Member’s “Deferred Cash Contribution Amount”). Each Midfield Member shall be required to contribute his or her Deferred Cash Contribution Amount to the Company on the earlier to occur of (i) the date of the closing of Red Man Pipe & Supply Canada Ltd.’s exercise of its call right set forth in Section 10 of the Midfield Shareholders Agreement and (ii) December 31, 2008 (the earlier of (i) and (ii), the “Due Date”). Upon contribution of cash by a Midfield Member to the Company in an amount equal to such Midfield Member’s Deferred Cash Contribution Amount, all Deferred Common Units held by such Midfield Member shall no longer be Deferred Common Units but shall remain as Common Units. A Midfield Member’s Deferred Capital Contribution, as set forth on Schedule A, shall constitute a Capital Contribution for purposes of Section 9.1(a).
     (b) If any Midfield Member fails to contribute to the Company in cash his or her Deferred Cash Contribution Amount pursuant to Section 6.5(a) by the Due Date (each such Midfield Member, a “Defaulting Midfield Member”), then, in addition to any other remedy the Company may have under this Agreement or in law or equity against such Defaulting Midfield Member, at any time within thirty days after the Due Date, the Company shall have the right, but not the obligation to cause all of the Deferred Common Units held by such Defaulting Midfield Member to be immediately forfeited. Such forfeiture shall be deemed to have satisfied each such Defaulting Midfield Member’s Deferred Cash Contribution Amount by the Fair Market Value of the Deferred Common Units so forfeited; provided, that such Defaulting Member shall remain liable for the Deferred Cash Contribution Amount to the extent that the Fair Market Value of the Deferred Common Units so forfeited is less than the Deferred Cash Contribution Amount. For the avoidance of doubt, if the Fair Market Value of the Deferred Common Units so forfeited is greater than the Deferred Cash Contribution Amount, the Midfield Member shall not be entitled to receive any consideration from the Company or otherwise with respect to such forfeited Deferred Common Units. If such Defaulting Midfield Member does not hold any Common Units other than Deferred Common Units that have been so forfeited, then such Defaulting Midfield Member shall no longer be a Member of the Company and Schedule A shall be amended to remove such Defaulting Midfield Member as a Member.
     (c) Notwithstanding anything herein to the contrary, if the Company exercises its Equity Call Option pursuant to Section 12.11 with respect to any Midfield Member who at such time has an obligation to deliver a Deferred Cash Contribution Amount to the Company, then within ten days of such exercise the Company shall have the right, but not the obligation, to cause all of the Deferred Common Units held by each such Midfield Member to be immediately forfeited. Such forfeiture shall be deemed to have satisfied in full the Company’s obligation to pay each such Midfield Member the Equity Call Purchase Price pursuant to this Agreement with respect to all Deferred Common Units held by such Midfield Member, and such forfeiture shall be deemed to have satisfied each such Midfield Member’s Deferred Cash Contribution Amount by the Equity Call Purchase Price of the Deferred Common Units so forfeited; provided, that such Defaulting Member shall remain liable for the Deferred Cash Contribution Amount to the extent that the Equity Call Purchase Price of the Deferred Common Units so forfeited is less than the Deferred Cash Contribution Amount. For the avoidance of doubt, if the Equity Call Purchase Price of the Deferred Common Units so forfeited is greater than the Deferred Cash Contribution Amount, the Midfield Member shall not be entitled to receive any consideration from the Company or otherwise with respect to such forfeited Deferred Common Units.
     (d) Notwithstanding anything herein to the contrary, any amount otherwise distributable to a Midfield Member pursuant to Article IX with respect to his or her Deferred Common Units shall not be distributed to such Midfield Member to the extent such Midfield Member has an obligation to deliver a Deferred Cash Contribution Amount. Instead, such amount shall be retained by the Company and shall be deemed to have satisfied such Midfield Member’s Deferred Cash Contribution Amount by the amount otherwise distributable and the number of Common Units of such Midfield Member that are Deferred Common Units shall be appropriately reduced. In connection with a Transfer of Deferred Common Units by a Midfield Member pursuant to Section 12.8, each Midfield Member shall direct the transferee of such Deferred Common Units to pay directly to the Company on behalf of such Midfield Member that portion of the proceeds that such Midfield Member would otherwise be entitled to receive in the Transfer equal to the amount of such Midfield Member’s Deferred Cash Contribution Amount.
     (e) Notwithstanding anything herein to the contrary, Midfield Members shall not be entitled to participate in Transfers pursuant to Section 12.7 with respect to any Deferred Common Units.
     (f) If a Midfield Member contributes Canadian Dollars to the Company in satisfaction of all or a portion of his or her Deferred Cash Contribution Amount, the extent to which such contribution satisfies such Midfield Member’s Deferred Cash Contribution Amount shall be determined by converting the amount of contributed Canadian Dollars to

United States Dollars based upon the spot rate at the close of business on the business day immediately prior to the Due Date, or, if earlier, the business day immediately prior to the day such Midfield Member contributes Canadian Dollars to the Company.
     1.3. Section 9.1(a) of the Agreement is hereby amended to add the following to the beginning of the second sentence thereof:
          Subject to Section 6.5 and Section 9.1(b),
     1.4. ARTICLE XV of the Agreement is hereby amended to add the following definitions:
“Deferred Cash Contribution Amount” has the meaning set forth in Section 6.5(a).
“Deferred Common Units” means the Common Units issued to certain Midfield Members and described as “Deferred Common Units” on Schedule A.
“Defaulting Midfield Member” has the meaning set forth in Section 6.5(b).
“Deferred Common Unit Certificates” has the meaning set forth in Section 14.20.
“Due Date” has the meaning set forth in Section 6.5(a).
“Midfield Members” means the Coinvest Management Members listed under the sub-heading “Midfield Members” on Schedule A.
“Midfield Shareholders Agreement” means the Shareholders Agreement, dated June 15, 2005, by and among Midfield Supply ULC, Red Man Pipe & Supply Canada Ltd. and Midfield Holdings (Alberta) Ltd., as amended.
     1.5. Clause (b) of the definition of “Fair Market Value” in Article XV of the Agreement is hereby amended to add the following immediately before subclause (i) thereof:
, Section 6.5 (Midfield Members) and the definition of “Equity Call Purchase Price”
     1.6. Section 14.19 is hereby amended to add the following at the end thereof:
Each of the Units shall be a “security” for the purposes of the Securities Transfer Act, or the equivalent enactment (if any), of each Province or Territory of Canada.
     1.7. A new Section 14.20 is added to the Agreement as follows:

Section 14.20 Certificates for Deferred Common Units. All Deferred Common Units shall be represented by certificates (“Deferred Common Certificates”). At such time as Deferred Common Units no longer are Deferred Common Units, the Company may cancel such certificates and in such case such Common Units that were previously Deferred Common Units shall be uncertificated. In order to provide for the safekeeping of the Deferred Common Certificates and to facilitate the enforcement of the terms and conditions hereof, all Deferred Common Certificates shall be held by the Company on behalf of the Midfield Members. Each Midfield Member hereby irrevocably appoints the Company as his or her true and lawful agent and attorney-in-fact, with full powers of substitution, to act in such Midfield Member’s name, place and stead, to do or refrain from doing all such acts and things, and to execute and deliver all such documents, as the Company shall deem necessary or appropriate in connection with a public offering of securities of the Company or a sale pursuant to Section 12.8, including, without in any way limiting the generality of the foregoing, in the case of a sale pursuant to Section 12.8, to execute and deliver on behalf of such Midfield Member a purchase and sale agreement and any other agreements and documents that the Company deems necessary in connection with any such sale, and in the case of a public offering, to execute and deliver on behalf of such Midfield Member an underwriting agreement, a “hold back” agreement, a custody agreement, and any other agreements and documents that the Company deems necessary in connection with any such public offering, and in the case of any sale pursuant to Section 12.8 and any public offering, to receive on behalf of such Midfield Member the proceeds of the sale or public offering of such Midfield Member’s Units, to hold back from any such proceeds any amount that the Company deems necessary to reserve against such Midfield Member’s share of any expenses of sale and sale obligations. Each Midfield Member hereby ratifies and confirms all that the Company shall do or cause to be done by virtue of its appointment as his or her agent and attorney-in-fact. In acting for each Midfield Member pursuant to the appointment set forth in this Section 14.20, the Company shall not be responsible to any Midfield Member for any loss or damage a Midfield Member may suffer by reason of the performance by the Company of its duties under this Agreement, except for loss or damage arising from willful violation of law or gross negligence by the Company in the performance of its duties hereunder. The appointment of the Company shall be deemed coupled with an interest and as such shall be irrevocable and shall survive the death, incompetency, mental illness or insanity of the Midfield Member, and any person dealing with the Company may conclusively and absolutely rely, without inquiry, upon any act of the Company as the act of such Midfield Member in all matters referred to in this Section 14.20.
2. Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement (as in effect immediately prior to the effectiveness of this Amendment).
3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the state of Delaware.
[Signature page follows]

     IN WITNESS WHEREOF, the GSCP Members have caused this Amendment to be executed and delivered as of the date first written above.

GS Capital Partners V Fund, L.P.
By:	GSCP V Advisors, L.L.C.,
its general partner

By:	/s/ Christine Vollertsen Name: Christine Vollertsen
Title: Vice President

GS Capital Partners V Offshore Fund, L.P.
By:	GSCP V Offshore Advisors, L.L.C.,
its general partner

By:	/s/ Christine Vollertsen Name: Christine Vollertsen
Title: Vice President

GS Capital Partners V Institutional, L.P.
By:	GS Advisors V, L.L.C.,
its general partner

By:	/s/ Christine Vollertsen Name: Christine Vollertsen
Title: Vice President

GS Capital Partners V GmbH & Co. KG
By:	GS Advisors V, L.L.C.,
its managing limited partner

By:	/s/ Christine Vollertsen Name: Christine Vollertsen
Title: Vice President

GS Capital Partners VI Fund, L.P.
By:	GSCP VI Advisors, L.L.C.,
its general partner

By:	/s/ Christine Vollertsen Name: Christine Vollertsen
Title: Vice President

GS Capital Partners VI Offshore Fund, L.P.
By:	GSCP VI Offshore Advisors, L.L.C.,
its general partner

By:	/s/ Christine Vollertsen Name: Christine Vollertsen
Title: Vice President

GS Capital Partners VI Parallel, L.P.
By:	GS Advisors VI, L.L.C.,
its general partner

By:	/s/ Christine Vollertsen Name: Christine Vollertsen
Title: Vice President

GS Capital Partners VI GmbH & Co. KG
By:	GS Advisors VI, L.L.C.,
its managing limited partner

By:	/s/ Christine Vollertsen Name: Christine Vollertsen
Title: Vice President